[GRAPHIC OMITTED]



                            ARTICLES OF INCORPORATION
                                       OF
                             PEEPLES MINING COMPANY


                  The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:


                  ARTICLE ONE. [NAME]. The name of the corporation is:

                             PEEPLES MINING COMPANY

                  ARTICLE TWO. [RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

                  ARTICLE THREE. [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

                           I. [OMNIBUS].  To have to exercise all the powers now
                  or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                           II. [CARRYING ON BUSINESS OUTSIDE STATE].  To conduct
                  and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and, to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

                           III. [PURPOSES TO 8E CONSTRUED A8 POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

                  ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of TEN THOUSAND (10,000) shares of Capital Stock, ONE DOLLAR ($1.00) PAR VALUE per share, for a total capitalization of TEN THOUSAND DOLLARS ($10,000).

                  The holders of shares of capital stock of the corporation shall not be entitled,to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

                  The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                  The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

                  ARTICLE FIVE. [DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than six (6) nor less than one (1) person. The names and addresses of the first Board of Directors are:


          NAME                        ADDRESS
          Maurice Furlong             100 North Arlington, 122E
                                      Reno, Nevada 89501
          Alvin Schlabach             100 North Arlington, #22F
                                      Reno, Nevada 89501


                  ARTICLE SIX. [ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

                  ARTICLE SEVEN. [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

                  NAME                      ADDRESS

                  Amanda W. Cardinalli      50 West Liberty Street, Suite 880
                                            Reno, Nevada 89501

                  ARTICLE EIGHT. [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

                  ARTICLE NINE. [BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors'. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

                  ARTICLE TEN. [STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

                  ARTICLE ELEVEN. [CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                  ARTICLE TWELVE. [LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the~liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

                  IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature at Reno, Nevada this 3rd day of February, 1997.

/s/ Amanda W. Cardinalli
AMANDA W. CARDINALLI


STATE OF NEVADA           ]
                          : ss.
COUNTY OF WABHOE          }


                  On the 3rd day of February, 1997, before me, the undersigned, a Notary Public in and for the State of Nevada, personally appeared AMANDA W. CARDINALLI, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                             /S/ Margaret A. Oliver
                               Margaret A. Oliver
                                 NOTARY PUBLIC
                            Residing fn Reno, Nevada

                             My Commission Expires:
                                October 10, 1998

                               Margaret A. Oliver
                        Notary Public - State of Nevada
                     Appointment Recorded in Washoe County
                      MY APPOINTMENT EXPIRES OCT. 10, 1998

PEEPLES MINING COMPANY

FOR THE PERIOD FROM 1999 TO 2000 DUE BY FEB 28, 1999.

NEVADA AGENCY & TRUST COMPANY

50 W LIBERTY ST STE 880
RENO NV 89501

The Secretary of State of Nevada does hereby certify that the above Corporation, after having paid the annual fee of $85.00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of

Sections 78.150-78.165 and 80.110-80.140 as amended is hereby authorized to transact and conduct business within this state for the aforesaid period.

THIS CERTIFICATE BECOMES A RECEIPT UPON BEING VALIDATED BY THE OFFICE OF SECRETARY OF STATE

                                 /s/Dean Heller
                                   DEAN HELLER
                                                             Secretary of State

FOR THE PERIOD FEV 1999 TO 2000. DUE BY FEB 28, 1999. The Corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:


NEVADA AGENCY C TRUST COMPANY
50 W LIBERTY ST STE 880
RENO NV 99501


IF THE ABOVE INFORMATION IS INCORRECT. PLEASE CHECK THIS BOX AND A CHANI:F OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.


PLEASE READ  INSTRUCTIONS  BEFORE COMPLETING AND RETURNING THIS FORM.
(Directions)

FILING FEE: 185.00 PENALTY: $15.00



                                Maurice Furlong
                                   President,
                                   Secretary,
                                   Treasurer
                             100 N. Arlington 22-F
                                 Reno, NV 89501

                               /s/Maurice Furlong
                                Maurice Furlong
                              Signature of Officer

                                  Date 3/9/99

                            CERTIFICATE OF EXISTENCE
                          WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statues which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, PEEPLES MINING COMPANY, as a corporation organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since February 4, 1997, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on October 14, 1999.

/s/ Dean Heller
Dean Heller
Secretary of State

By
Certification Clerk